                                                                    Exhibit 99.3


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma statements of operations for the year ended December 31, 1998 and for the quarter ended March 31, 1999 have been prepared to illustrate the effect of the acquisition of LucasVarity as if the acquisition had occurred on January 1, 1998 and January 1, 1999, respectively. Synergies and expected cost savings from the integration of LucasVarity with TRW's previously existing businesses have not been included in the pro forma statements of operations.

The unaudited pro forma statement of operations presented for the year ended December 31, 1998 includes the historical financial results for the year ended December 31, 1998 for TRW and the year ended January 31, 1999 for LucasVarity. The unaudited pro forma statement of operations presented for the quarter ended March 31, 1999 includes the statement of operations for the quarter ended March 31, 1999 for TRW and the fourth quarter ended January 31, 1999 for LucasVarity. Unusual and/or one-time items recorded in the two month period ended March 31, 1999 for LucasVarity included primarily the investment banker fees of $21 million relating to the acquisition of LucasVarity by the Company. The historical statements of operations for LucasVarity have been presented using U.S. Generally Accepted Accounting Principles (U.S. GAAP). The statements were translated from British pounds to U.S. dollars using an average exchange rate for the applicable period.

The unaudited pro forma statements of operations include the adjustments that have a continuing impact, to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma statements of operations. The adjustments are based upon preliminary information and certain management judgments. Certain reclassifications have been reflected to conform to TRW's presentation. The purchase accounting adjustments are subject to revisions which will be reflected in future periods. Revisions, if any, are not expected to have a material effect on the statement of operations or financial condition of the Company.

The unaudited pro forma statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations which may occur in the future, or that would have occurred if the acquisition had been consummated on January 1, 1998 and January 1, 1999 for the statements of operations for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively. The unaudited pro forma statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the consolidated condensed unaudited financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and the consolidated financial statements and notes thereto of LucasVarity plc for the year ended January 31, 1999 filed as
Exhibit 99.2 to this report.

             Unaudited Pro forma Statement of Operations
                For the Year Ended December 31, 1998
                (In millions, except per share data)



                                                          TRW            LucasVarity
                                                      Historical as     Historical as         Pro Forma         Adjusted
                                                        Reported          Reported            Adjustments          TRW
                                                      -------------     -------------         -----------       --------
Sales                                                    $11,886            $7,088             $ (10)  (a)       $18,964

Cost of sales                                              9,715             5,542                93   (b)        15,350
                                                         -------            ------             -----             -------
Gross profit                                               2,171             1,546              (103)              3,614

Administrative and selling expenses                          826               495                --   (c)         1,321

Research and development expenses                            522               305               (62)  (d)           765

Interest expense                                             114                58               450   (f)           622

Other expense (income) - net                                 (37)             (180)               (5)  (g)          (222)
                                                         -------            ------             -----             -------
Earnings from continuing

  operations before income taxes                             746               868              (486)              1,128



Income taxes                                                 269               315              (182)  (h)           402
                                                         -------            ------             -----             -------
Earnings from continuing operations                      $   477            $  553             $(304)            $   726
                                                         =======            ======             =====             =======
PER SHARE OF COMMON STOCK

Diluted

  From continuing operations                             $  3.83                                                 $  5.84

Basic

  From continuing operations                             $  3.93                                                 $  5.98


SHARES USED IN COMPUTING

PER SHARE AMOUNTS

Diluted                                                    124.4                                                   124.4


Basic                                                      121.3                                                   121.3




See Notes to the Unaudited Pro forma Statement of Operations

                  Unaudited Pro forma Statement of Operations
                      For the Quarter Ended March 31, 1999
                      (In millions, except per share data)




                                                          TRW           LucasVarity
                                                     Historical as     Historical as        Pro Forma          Adjusted
                                                        Reported          Reported         Adjustments           TRW
                                                     -------------     -------------       -----------         --------
Sales                                                    $3,097            $1,733            $(107)  (a)        $4,723

Cost of sales                                             2,618             1,340              (15)  (b)         3,943
                                                         ------            ------             ----              ------
Gross profit                                                479               393              (92)                780


Administrative and selling expenses                         184               123              (14)  (c)           293

Research and development expenses                           144                81              (21)  (d)           204

Purchased in-process research and development                85                --              (85)  (e)            --

Interest expense                                             43                10              106   (f)           159

Other expense (income) - net                                 16              (152)             (31)  (g)          (167)
                                                         ------             -----             ----              ------
Earnings from continuing

  operations before income taxes                              7               331              (47)                291



Income taxes                                                 35               117              (49)  (h)           103
                                                         ------            ------             ----              ------


Earnings (loss) from continuing operations               $  (28)           $  214             $  2              $  188
                                                         ======            ======             ====              ======

PER SHARE OF COMMON STOCK

Diluted

  From continuing operations                             $(0.24)                                                $ 1.53


Basic

  From continuing operations                             $(0.24)                                                $ 1.56

SHARES USED IN COMPUTING


PER SHARE AMOUNTS


Diluted                                                   120.1                                                  122.9


Basic                                                     120.1                                                  120.1





See Notes to the Unaudited Pro forma Statement of Operations

           NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(a) Sales were adjusted to reflect the elimination of sales between TRW and LucasVarity of $10 million for the year ended December 31, 1998 and $1 million for the quarter ended March 31, 1999. In addition, Sales for the quarter ended March 31, 1999, were adjusted to eliminate $106 million of LucasVarity sales included in the "TRW Historical as Reported" amount for the period subsequent to the date of acquisition (March 25, 1999) to March 31, 1999.

(b) Cost of sales is adjusted to reflect the net amount of the following adjustments:

                                                                                                Quarter
                                                                    Year Ended                   Ended
                                                                 December 31, 1998           March 31,1999
                                                                 -----------------           -------------
         Elimination of LucasVarity Cost of sales included
         in the "TRW Historical as Reported" amount                  $ --                       $(84)

         Reclassification of restructuring cost
         reported in LucasVarity historical accounts
         from Other expense (income)-net                               73                         42

         Reclassification of engineering expenses
         from Research and development expenses to
         conform with TRW's presentation                               62                         21

         Elimination of goodwill amortization reported
         in LucasVarity historical amounts                            (55)                       (12)

         Additional depreciation resulting from the
         write-up of fixed assets to fair value. The
         assets are depreciated over their estimated
         useful lives, primarily from 8 to 20 years.
         The adjustment also includes the reduction in
         earnings to reflect the adjustment of the
         fair market value of inventory                                32                         23

         Capitalization of entry fees associated with
         an investment for aerospace partnering
         arrangements                                                 (17)                        (6)

         Elimination of the cost and profit for sales
         between LucasVarity and TRW                                  (10)                        (1)

         Adjustment for LucasVarity pension expense to
         reflect the actuarial valuation as of the
         acquisition date                                               8                          2
                                                                     ----                       ----

                                                                     $ 93                       $(15)
                                                                     ====                       ====

(c) Elimination of LucasVarity Administrative and selling expenses of $14 million included in the "TRW Historical as Reported" amount for the quarter ended March 31, 1999.

(d) Reclassification of $62 million and $21 million of engineering costs to Cost of sales for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively, to conform with TRW's presentation.

(e) Elimination of the charge for Purchased in-process research and development of $85 million in the quarter ended March 31, 1999 reported in connection with the acquisition of LucasVarity. Although the charge is part of the purchase price allocation, it has been excluded from the pro forma adjusted TRW amounts because it does not have a continuing impact on the Statement of Operations.

(f) Interest expense is adjusted to reflect the net amount of the following adjustments:

                                                                                               Quarter
                                                                         Year Ended             Ended
                                                                      December 31, 1998      March 31, 1999
                                                                      -----------------      --------------
         Increase in interest expense to reflect the
         cash purchase price of LucasVarity                                 $ 418               $  93

         Reclassification of LucasVarity's interest
         income to Other expense(income)-net                                   32                  13
                                                                              ---                 ---

                                                                            $ 450               $ 106
                                                                              ===                 ===

(g) Other expense (income)-net is adjusted to reflect the net amount of the following adjustments:

                                                                                                Quarter
                                                                  Year Ended                     Ended
                                                              December 31, 1998              March 31, 1999
                                                              -----------------              --------------
         Amortization over 40 years of goodwill resulting
         from the acquisition                                        $ 73                       $ 18

         Reclassification of restructuring costs
         reported in LucasVarity's historical
         accounts to Cost of sales                                    (73)                       (42)

         Reclassification of  LucasVarity interest
         income from Interest expense                                 (32)                       (13)

         Amortization of the fair value of identified
         intangibles over their estimated useful lives
         from 16 to 30 years                                           15                          4

         Elimination of the LucasVarity gain on the
         formation of a joint venture with TRW                         12                         --

         Elimination of LucasVarity Other expense
         (income) - net included in the "TRW
         Historical as reported" amount                                --                          2
                                                                     ----                       ----
                                                                     $ (5)                      $(31)
                                                                     ====                       ====

(h) Reduction in income taxes of $182 million and $49 million for the applicable tax effect of the before tax pro forma adjustments to the statement of operations for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively. For the year ended December 31, 1998, the pro forma adjustments do not reflect a tax cost of $20 million which would have occurred if the Company had acquired LucasVarity as of January 1, 1998. The $20 million tax cost represents unused foreign tax credits with the assumption that neither TRW nor LucasVarity would have paid certain dividends from their respective foreign subsidiaries.


Unusual and/or one-time special items included in the historical statements of operations for TRW and LucasVarity for the year ended December 31, 1998 are set forth below. Excluding these items, the pro forma adjusted earnings from continuing operations would have been $579 million, or $4.65 per diluted share.

- an after-tax gain of $32 million from the settlement of certain patent litigation with the Company

- an after-tax charge of $22 million for litigation, contract reserves, and severance costs relating to the combination of the Company's Systems Integration Businesses with BDM International, Inc., a company acquired in 1997

- an after-tax charge of $18 million for restructuring primarily for plant closings and severance costs for the Company's Automotive businesses

- an after-tax benefit of $16 million for the Company's interest accrual adjustment for tax litigation settlement

- an after-tax charge for LucasVarity of $21 million for costs incurred for its proposed change of domicile

- an after-tax loss of $10 million recognized upon the termination of LucasVarity's interest rate swap portfolio

- net after-tax gains of $206 million relating to the sale of businesses during the year, including LucasVarity's heavy vehicle braking business

- after-tax charges of $36 million for restructuring related to LucasVarity's automotive businesses for the closure of two plants and severance costs and the loss associated with the termination of a product line within the aerospace business.

Unusual and/or one-time special items included in the historical statements of operations for TRW and LucasVarity for the quarter ended March 31, 1999 are set forth below. Excluding these items, the pro forma adjusted earnings from continuing operations and earnings per diluted share would have been $132 million and $1.07, respectively.

- after-tax gains of $19 million from the issuance of stock by RF Micro Devices, Inc., an affiliate of TRW, and $10 million from the Company's concurrent sale of stock of the affiliate

- an after-tax charge of $28 million for the Company's losses from a commercial fixed price contract and a capped cost reimbursable contract for the U.S. Army

- a non-recurring after-tax loss of $33 million on foreign currency hedges relating to the acquisition of LucasVarity

- an after-tax charge of $8 million for the underwriting and participation fees incurred to secure committed credit facilities and the cost of the unutilized credit line in anticipation of the Company's acquisition of LucasVarity

- an after-tax charge of $7 million for severance costs relating to the restructuring of the Company's automotive businesses

- a cost of $85 million, with no income tax benefit, for the valuation of in-process research and development associated with the Company's acquisition of LucasVarity. The cost is eliminated as a pro forma adjustment

- an after-tax gain of $129 million principally related to the sale of LucasVarity's heavy vehicle braking system business

- an after-tax charge of $26 million for restructuring for the automotive business of LucasVarity including the closure of two plants and severance costs.

On May 17, 1999, the Company announced that it will divest its engine businesses, which consist of TRW Engine Components and Lucas Diesel Systems operations; TRW Nelson Stud Welding; and the LucasVarity Wiring companies. The estimated net proceeds from these divestitures of $1.2 to $1.5 billion will be applied to reduce debt incurred to finance the acquisition of LucasVarity. The unaudited pro forma statements of operations for the year ended December 31, 1998 and the quarter ended March 31, 1999 included sales of $1,980 million and $485 million, respectively, relating to the businesses to be sold. The results of operations of the businesses to be divested will be reported in Earnings of continuing operations up to the date of their disposition. TRW expects to complete the divestitures of these businesses by year-end 1999.

                       Unaudited Balance Sheet
                        As of March 31, 1999
                           (In millions)


The following unaudited balance sheet of TRW includes the acquisition of LucasVarity accounted for as a purchase. The March 31, 1999 unaudited balance sheet of the Company includes the accounts of the Company and LucasVarity. The balance sheet also reflects a preliminary purchase price allocation based upon the estimated fair value of assets and liabilities as of the date of acquisition. A pro forma balance sheet is not included as the unaudited balance sheet of TRW as of March 31, 1999 includes LucasVarity.


                                                                    TRW
                                                                     as
                                                                  Reported
                                                                  --------
Assets
Current Assets
      Cash and cash equivalents                                  $  1,058
      Accounts receivable                                           2,826
      Inventories                                                   1,123
      Prepaid expenses                                                275
      Net assets of acquired businesses held for sale                 739
      Deferred income taxes                                           326
                                                                 --------
Total current assets                                                6,347

Property, plant, and equipment - on the basis of cost               7,986
      Less accumulated depreciation and amortization                3,890
                                                                 --------
Total property, plant and equipment - net                           4,096

Intangible Assets
      Intangibles arising from acquisitions                         3,759
      Other                                                           780
                                                                 --------
                                                                    4,539
      Less accumulated amortization                                   150
                                                                 --------
Total intangible assets - net                                       4,389

Investments in affiliated companies                                   335
Other notes and accounts receivable                                   349
Prepaid pension cost                                                2,198
Other assets                                                          437
                                                                 --------
                                                                 $ 18,151
                                                                 ========

Liabilities and shareholders' investment
Current liabilities
      Short-term debt                                            $  1,837
      Short-term payable for LucasVarity plc                        2,899
      Accounts payable                                              1,614
      Current portion of long-term debt                               677
      Other current liabilities                                     1,890
                                                                 --------
Total current liabilities                                           8,917
Long-term liabilities                                               1,764
Long-term payable for LucasVarity plc                               3,359
Long-term debt                                                      1,663
Long-term deferred income taxes                                       590
Minority interests in subsidiaries                                    131

Shareholders' investment
    Capital stock                                                      75
    Other capital                                                     459
    Retained earnings                                               1,991
    Treasury shares - cost in excess of par value                    (625)
    Accumulated other comprehensive (loss)                           (173)
                                                                 --------
Total shareholders' investment                                      1,727
                                                                 --------
                                                                 $ 18,151
                                                                 ========

On May 17, 1999 the Company announced that it will divest its engine businesses, which consist of TRW Engine Components and Lucas Diesel Systems operations; TRW Nelson Stud Welding; and the LucasVarity Wiring Companies. The net operating assets of the LucasVarity businesses to be sold of $739 million as of March 31, 1999 are included in the caption "Net assets of acquired businesses held for sale." The net assets of the TRW businesses to be sold are approximately $330 million and are reported in their respective balance sheet accounts.

Purchase Price Allocation of LucasVarity

The assets and liabilities of LucasVarity have been consolidated with TRW based upon the fair value of assets and liabilities. The fair value of employee benefit assets and liabilities were determined by a preliminary actuarial valuation. A preliminary allocation of the cash purchase price of $6,778 million is as follows:

                                               LucasVarity
                                                 as of
                                             March 31, 1999
                                              (in millions)
                                               -----------
         Cash and cash equivalents               $   774
         Accounts receivable                         888
         Inventory                                   552
         Net assets of businesses
              held for sale                          739
         Other current assets                        285
                                                 -------
         Total current assets                      3,238

         Property, plant and equipment             1,531
         Intangible assets                           413
         Prepaid pension costs                     2,198
         Other assets                                414
                                                 -------

         Total assets                            $ 7,794
                                                 =======

         Accounts payable                        $  (686)
         Other accruals                             (798)
         Debt                                       (938)
         Long-term liabilities                      (932)
         Long-term deferred taxes                   (631)
                                                 -------

         Total liabilities                       $(3,985)
                                                 =======

         Minority Interests                      $   (39)
                                                 =======
         Purchased in-process research
         and development                         $    85
                                                 =======
         Excess of purchase price over fair
         value of net assets acquired            $ 2,923
                                                 =======

The purchase price allocation is preliminary and is subject to the final appraisal and resolution of preacquisition contingencies and restructuring.